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                                                                   Exhibit 99(j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 25 (File No. 2-73768) under the Securities Act of 1933 and Post-Effective Amendment No. 26 (File No. 811-3186) under the Investment Company Act of 1940 to the Registration Statement on Form N-1A of IAA Trust Mutual Funds, comprising the IAA Trust Taxable Fixed Income Series Fund, Inc. (the "Fund) of our report dated August 6, 1999, on our audit of the financial statements and financial highlights of the Fund as of June 30, 1999 and for the respective periods then ended, which report is included in the Annual Reports to Shareholders. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
October 28, 1999